Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-282964) and
Form S-8 (Nos. 333-220024 and 333-257617) of Titan International, Inc. (the Company) of our reports dated February 26, 2025, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Chicago, Illinois

February 26, 2025